                                                                    EXHIBIT 12.1

                CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)


AIMCO PROPERTIES, L.P.


                                                                        Historical
                                 ------------------------------------------------------------------------------------------
                                       Nine Months
                                          Ended                                                                January 10,
                                      September 30,                      Year Ended December 31,               1994 through
                                 --------------------------       ---------------------------------------      December 31,
                                   1998              1997           1997             1996          1995            1994
                                 ---------         --------       --------         --------      --------      ------------
 Earnings (1)                     $ 51,203         $ 20,649       $ 29,535         $ 15,740      $ 14,988        $ 7,702

  Fixed charges:
    Interest expense                56,756           33,359         51,385           24,802        13,322          1,576
    Capitalized interest             2,074              751          1,300              821           113             29
                                 ---------         --------       --------         --------      --------        -------

      Total fixed charges (A)       58,830           34,110         52,685           25,623        13,435          1,605
                                 ---------         --------       --------         --------      --------        -------

  Earnings before fixed
    charges (2)(B)               $ 107,959         $ 54,008       $ 80,920         $ 40,542      $ 28,310        $ 9,278
                                 =========         ========       ========         ========      ========        =======


Ratio of earnings to fixed
  charges (B divided by A)         1.8:1.0          1.6:1.0        1.5:1.0          1.6:1.0       2.1:1.0        5.8:1.0
                                 =========         ========       ========         ========      ========        =======



                                          Pro Forma
                                -----------------------------
                                Nine Months
                                   Ended         Year Ended
                                September 30,    December 31,
                                   1998             1997
                                -------------    ------------
 Earnings (1)                     $ 59,305         $ 59,017

  Fixed charges:
    Interest expense                85,010          113,788
    Capitalized interest             2,074            1,300
                                 ---------        ---------

      Total fixed charges (A)       87,084          115,088
                                 ---------        ---------

  Earnings before fixed
    charges (2)(B)               $ 144,315        $ 172,805
                                 =========        =========


Ratio of earnings to fixed
  charges (B divided by A)         1.7:1.0          1.5:1.0
                                 =========        =========



AIMCO PREDECESSORS

                                                                       Historical
                                                              ------------------------------
                                                               January 1,      Year ended
                                                               1994 through    December 31,
                                                              July 28, 1994       1993
                                                              -------------    ------------
Historical:
   Income (loss) before extraordinary item and income taxes       $ (1,463)         $   627
  Fixed charges:
    Interest expense                                                 4,214            3,510
    Capitalized interest                                                 -                -
                                                                  --------          -------

      Total fixed charges (A)                                        4,214            3,510
                                                                  --------          -------

  Earnings before fixed charges (1)(B)                             $ 2,751          $ 4,137
                                                                  ========          =======

Ratio of earnings to fixed charges (B divided by A)                     (3)         1.2:1.0
                                                                  ========          =======

----------------


(1) Earnings represents pretax income before minority interest in other partnership. Equity in earnings of unconsolidated subsidiaries and partnerships is included in earnings only to the extent of dividends and distributions received.

(2)  Earnings before fixed charges excludes capitalized interest.

(3) Earnings for the period January 1, 1994 through July 28, 1994 were inadequate to cover fixed charges. The deficiency for the period was $1,463.